EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement on Form SB-2 of our report dated February 3, 2005 (except as to Note 17, as to which the date is March 10, 2005), which appears on page F-2 for the years ended December 31, 2004 and 2003, and to reference to our Firm under the heading “Experts” in the Registration Statement.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
December 9, 2005